WARRANT AGREEMENT
                        _________________


          AGREEMENT, dated as of the 12th day of November, 1993, by and between OF COUNSEL ENTERPRISES, INC., a Texas corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY as Warrant Agent (the "Warrant Agent").

                           WITNESSETH
                           __________

          WHEREAS, the Company has determined to issue and deliver up to 1,437,500 Common Stock Purchase Warrants ("Warrants") evidencing the right of the holders thereof to purchase up to an aggregate of 1,437,500 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), which Warrants are to be issued and delivered as part of units ("units"); and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act in connection with the issuance, registration, transfer and exchange of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof;

          NOW, THEREFORE, in consideration of the premises and the mutual agreement hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrant and the Warrant Agent, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS.   As used herein, the following
terms shall have the following meanings, unless the context shall otherwise require:

               (a) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 40 Wall Street, New York, New York 10005.

               (b) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received at the Corporate Office both (a) the certificate (the "Warrant Certificates") representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the

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applicable Stock Purchase Price; provided, however, that the
Exercise Date shall not occur earlier than November 15, 1994.

               (c) "Market Value" shall mean, on any date specified herein, the price obtained by taking the average, on each such trading day, of, of (A) the high and low sale price of a share of Common Stock or if no such sale takes place on any such trading day, the average of the closing bid and asked prices thereof on any such trading day, in each case as officially reported on all national securities exchanges on which the Common Stock is then listed or admitted to trading, or (B) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the closing price of the Common Stock on such date or if no closing price is available on any such trading date, the average of the closing bid and asked prices thereof on any such trading date in the over-the-counter market as reported to NASDAQ, or, if the Common Stock is not then quoted in such system, the average of the highest and lowest bid and asked prices reported by the market makers and dealers for the Common Stock listed as such by the National Quotation Bureau, Incorporated or any similar successor organization.

               (d) "Stock Purchase Price" shall mean the purchase price to be paid upon exercise of the Warrants in accordance with the terms hereof, which price shall be $3.75 per share of Common Stock subject to modification and adjustment from time to time pursuant to the provisions of Section 8.

               (e) "Redemption Date" shall mean the date, not prior to November 15, 1994, when the Company redeems the Warrants.

               (f) "Redemption Price" shall mean $.05 per Warrant.

               (g) "Transfer Agent" shall mean American Stock
Transfer & Trust Company as the Company's transfer agent, or its authorized successor such.

               (h) "Warrant Expiration Date" shall mean 5:00 P.M.
(New York time) on the earlier of (i) the Redemption Date or (ii)
November 15, 1998.

          SECTION 2.     WARRANTS AND ISSUANCE OF WARRANT
                         CERTIFICATES:  REGISTRATION

               (a)  A Warrant shall initially entitle the
Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof and payment of the Stock Purchase Price (subject to modification as herein provided), in accordance with the terms hereof.

               (b) From time to time from November 15, 1994, to the earlier of the Redemption Date of the Warrant Expiration Date, the Transfer Agent shall deliver stock certificates in required

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whole number denominations representing up to an aggregate of
1,437,500 shares of Common Stock, subject to adjustment as described herein, upon the exercise of the Warrants in accordance with this Agreement.

               (c) From time to time, up to the earlier of the Redemption Date or the Warrant Expiration Date, the Warrant Agent shall deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those issued upon the exercise of fewer than all the Warrants represented by a Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder; (ii) those issued upon any transfer or exchange pursuant to Section 6; (iii) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (iv) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Stock Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants made pursuant to Section 8.

               (d) The Warrant Agent shall maintain books (the "Warrant Register"), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

               (e) Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (the "Registered Holder"), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

               (f) The Warrant Agent understands that the Warrants are being issued as part of Units together with shares of the Company's Common Stock and that the shares of Common Stock and the Warrants are immediately detachable and may be traded separately.

          SECTION 3.     FORM AND EXEUCTION OF WARRANT
                         CERTIFICATE.

               (a) Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (provisions of which Exhibit are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends,

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summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer or exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letter W on the Warrants of all denominations.

               (b) Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer and by its Secretary by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before, the date of issuance of the Warrant Certificates and before issue and delivery thereof, such Warrant Certificates may nevertheless be issued and delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Section 4 hereof. No Warrant may be exercised until countersigned by the Warrant Agent as provided for in Section 3(c) hereof.

               (c) The Warrant Agent shall countersign a Warrant only upon the occurrence of either of the following events:

               (i) if the Warrant is to be issued in exchange or substitution for one or more previously countersigned Warrants, as hereinafter provided, or

               (ii) if the Company instructs the Warrant Agent to do so.

          SECTION 4.     EXERCISE.

          Each Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof at the Corporate Office at any time from November 15, 1994 to the earlier of the Redemption Date or the Warrant Expiration Date, upon the payment of the Stock Purchase Price (subject to adjustment as herein provided) and upon the other terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of such exercise. Promptly following, and in any event within five Business days after the

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date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent to the personal or persons entitled to receive the same a certificate or certificates for the securities deliverable upon such exercise (plus a Warrant Certificate for any remaining unexercised Warrants of the Registered Holder), unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Stock Purchase Price pursuant to such Warrants.
Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the issuance of Common Stock issued upon exercise of the Warrant to the Company or as the Company may direct in writing.

          SECTION 5.     RESERVATION OF SHARES; LISTING: PAYMENT
                         OF TAXES; ETC.

               (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge), and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other outstanding shares of Common Stock of the Company are then listed.

               (b) The Company has filed with the Securities and Exchange Commission a Registration Statement No. 33-68480-FW (the "Registration Statement") on Form SB-2 for the registration, under the Securities Act of 1933, as amended, of, among others, the Warrants and the Common Stock issuable upon exercise of the Warrants. The Company agrees that, if necessary, it shall file with the Securities and Exchange Commission a post-effective amendment to the Registration Statement, or a new registration statement, for the registration, under the Securities Act of 1933, as amended, of the Common Stock issuable upon exercise of the Warrants. In either case, the Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement until the expiration of the Warrants in accordance with the provisions of this Agreement.

               (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance, or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered

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Holder of the Warrant Certificate representing any Warrant being exercised, then no delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any Warrant Certificate in a name other than that of the then Registered Holder of the Warrant being exercised.

               (d)  The Warrant Agent is hereby irrevocably
authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock required upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon the exercise of the Warrants.

          SECTION 6.     EXCHANGE AND REGISTRATION OF TRANSFER.

               (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provision hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificates which Registered Holder making the exchange shall be entitled to receive.

     (b) Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants of the same class.

               (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

               (d) A service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by the Registration Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

               (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, disposed of or destroyed, at the direction of the Company. The Warrant Agent will record all such exercises or exchanges on the Warrant Register.

               (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

          SECTION 7.LOSS OR MUTILATION.

          Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) or indemnity satisfactory to them, and in case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or the Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number o of the Warrants. Applicants for substitute Warrant Certificates shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

          SECTION 8.     ADJUSTMENT OF EXERCISE PRICE AND NUMBER
                         OF COMMON STOCK OR WARRANTS.

          The Stock Purchase Price and the number of shares purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 8.

               8.1 SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Company shall at any time (a) subdivide its outstanding shares of Common Stock into a greater number of shares, (b) combine its outstanding Common Stock into a smaller number of shares, or
(c) issue any securities in reclassification of its outstanding Common Stock, then and in each such event, the Stock Purchase Price in effect immediately prior to such action by the Company shall be adjusted by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision, combination or reclassification and the denominator of which shall the number of shares of Common Stock outstanding immediately after such subdivision, combination or reclassification.

               8.2  STOCK DIVIDED.  In case the Company shall at

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any time declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Stock Purchase in effect immediately prior to such dividend shall be proportionately reduced.

               8.3 NOTICE OF ADJUSTMENT. Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of the Warrants, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Warrant Agent and to each Registered Holder of the Warrants at the address of such holder as shown on the Warrant Register. The notice shall be signed by the Company's chief financial officer and shall state the Stock Purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
          8.4  OTHER NOTICES.  If at any time:

               (a) the Company shall declare any cash dividend upon its Common Stock;

               (b) the Company shall declare any dividend upon its Common Stock payable in stock (other than a dividend payable solely in shares of Common Stock) or make any special dividend or other distribution to the holders of its Common Stock;

               (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or
               (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;
then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the Registered Holder of each Warrant at the address of such Registered Holder as shown on the Warrant Register, (i) at least 30 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 30 days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with clause (ii) above shall also specify the date on with the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. In the event that the Registered Holder of a Warrant does not exercise the Warrant prior to the occurrence of an event described

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above, the Registered Holder shall not be entitled to receive the benefits accruing to existing holders of the Common Stock in such event, and upon the occurrence of an event described in this subsection (d) the Warrant shall terminate.

          8.5. CHANGES IN COMMON STOCK. In case at any time the Company shall be party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Consummation Date," the Company shall make, as a condition of the consummation of the Transaction, lawful and adequate provisions so that each Registered Holder, upon the exercise of its Warrants at any time on after the Consummation Date, shall be entitled to receive, and the Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such holder would actually have been entitled as a stockholder upon the consummation of the Transaction if such Register Holder had exercised its Warrants immediately prior thereto (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this paragraph 8). The provisions of this Section 8.5 shall similarly apply to successive Transactions.

          SECTION 9.     FRACTIONAL WARRANTS AND FRACTIONAL
                         SHARES.

          No fractional shares shall be issued upon the exercise of the Warrants. The Company shall, in lieu of issuing any fractional shares, pay the holder entitled to such fraction a sum equal to such fraction multiplied by the Market Value.

          SECTION 10.    WARRANT HOLDERS NOT DEEMED STOCKHOLDERS.

          No holder of a Warrant shall, as such, be entitled to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except for the adjustment to the Stock Purchase Price pursuant to Section 8.2 in the event of a dividend on the Common Stock payable in shares of Common Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, the Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Registered Holder of the Warrant, shall give rise to any liability of such Registered Holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

          SECTION 11. RIGHTS OF ACTION. All rights of action with respect to the Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in this own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

          SECTION 12. AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:
          (a) The Warrants are transferable only on the Warrant Register by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

          (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice of knowledge to the contrary, except as otherwise expressly provided in Section 7.

          SECTION 13.    REDEMPTION; CANCELLATION OF WARRANT
                         CERTIFICATE.

          13.1. REDEMPTION. All, but not less than all of the outstanding Warrants may be redeemed at the Redemption Price, at the option of the Company, at any time, commencing on the Redemption Date and prior to the Warrant Expiration Date, at the Corporate Office, upon not less than 30 days prior written notice, given in accordance with Section 13.2, if the closing bid price of the Common Stock equals or exceeds $7.00 per share on at least 20 days during a 30 consecutive trading day period ending not more than 10 days prior to the date of such notice.

          13.2. DATE FIXED FOR, AND NOTICE OF, REDEMPTION. In the event the Company shall elect to redeem all outstanding Warrants, the Company shall fix a date for the redemption. Notice of redemption, including the date fixed for redemption shall be mailed by first class mail, postage prepaid, by the Company to the registered holders of the Warrants to be redeemed at their last address as they shall appear on the Warrant Register. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice.

          13.3. EXERCISE AFTER NOTICE OF REDEMPTION. The Warrants may be exercised in accordance with Section 4 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 13.2 hereof and prior to the time and date fixed for redemption.

          SECTION 13.4. CANCELLATION. If the Company shall purchase or acquire any Warrants, the Warrant Certificate(s) evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired. The Warrant Agent shall also cancel shares of Common Stock following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split-up, combination or exchange.

          SECTION 14. CONCERNING THE WARRANT AGENT. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

          The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Stock Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when make, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.

          The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

          Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chief Executive Officer or its Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand reasonably believed by it to be genuine.

          The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and Liabilities, including judgements, costs and counsel fees for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.

          The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), after 30 days' prior written notice tot he Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company';s expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, the Registered Holders of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

          Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting form any consolidation to which the Warrant Agent or any

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new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate at the Company's expense.

          The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not the Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          SECTION 15.  MODIFICATION OF AGREEMENT.   The Warrant
Agent and the Company may be supplemental agreement make any changes or corrections in the Agreement 1. That they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or 2. that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificate representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, of the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Register Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

          SECTION 16.  NOTICES.   All notices, requests, consents
and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such Registered Holder as shown in the Warrant Register maintained by the Warrant Agent; if to the Company, at 5251 Westheimer, Suite 320, Houston, Texas 77056, attention: Chief Executive Officer, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; if to the Warrant Agent, at its Corporate Office.

          SECTION 17. REPRESENTATIVES' WARRANTS. Upon exercise of the "Representatives' Warrants" (as defined in the prospectus forming part of the Registration Statement), the Representatives, or the subsequent holders of the Representatives' Warrants

("Holders") shall receive units of the Company's securities described in the Representatives' Warrants shall be identical in all respects to the Warrants, except that such stock purchase warrants shall not be redeemable by the Company. Notwithstanding the foregoing at any time prior to a. the Warrant Expiration Date or b. the redemption of the Warrants in accordance with Section 13 hereof, each of the Holders shall have the right, but not the obligation, to convert the stock purchase warrants received on exercise of such Holder's Representatives' Warrants into Warrants on identical terms as are contained in the Agreement, in which case the stock purchase warrants received upon exercise of such Holder's Representatives' Warrants shall become covered by this agreement. Any such conversion must be requested in a writing to the Company and the Warrant Agent.

          SECTION 18.  GOVERNING LAW.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

          SECTION 19. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the holders form time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to cover upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

          SECTION 20. TERMINATION. This Agreement shall terminate at the close of business on the earlier of the earlier of the Redemption Date, if all of the Warrants are redeemed, or the Warrant Expiration Date, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of
Section 15 hereof shall survive such termination.

          SECTION 21. COUNTERPARTS. This Agreement may beexecuted in several counterparts, which taken together shall constitute a single document.

          IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly executed as of the date first above writing.

                              OF COUNSEL ENTERPRISES, INC.


                              By:__________________________

                              AMERICAN STOCK TRANSFER &
                                TRUST COMPANY


                              By:__________________________


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